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                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

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                               PURCHASE AGREEMENT

                                      among

                               EQUITY INNS, INC.,

                         EQUITY INNS PARTNERSHIP, L.P.,

                          EQUITY INNS STATUTORY TRUST I

                                       and

                           MERRILL LYNCH INTERNATIONAL

                                ----------------

                            Dated as of June 17, 2005

                                ----------------

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                               PURCHASE AGREEMENT
                    ($50,000,000 Trust Preferred Securities)

      THIS PURCHASE AGREEMENT, dated as of June 17, 2005 (this "Purchase Agreement"), is entered into among Equity Inns, Inc., a Tennessee corporation (the "Parent REIT"), Equity Inns Partnership, L.P., a limited partnership organized under the laws of Tennessee (the "Company"), and Equity Inns Statutory Trust I, a Delaware statutory trust (the "Trust", and together with the Company, the "Sellers"), and Merrill Lynch International, a company organized under the laws of Wales and England, or its assignee. (the "Purchaser").

                                   WITNESSETH:

      WHEREAS, the Sellers propose to issue and sell Fifty Thousand (50,000) Floating Rate Preferred Securities of the Trust, having a stated liquidation amount of $1,000 per security, bearing a fixed rate of 6.93% per annum through the interest payment date in June 2010 and a variable rate, reset quarterly, equal to LIBOR (as defined in the Indenture (as defined below)) plus 2.85% thereafter (the "Preferred Securities");

      WHEREAS, the entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), and will be used by the Trust to purchase Fifty One Million Five Hundred Fifty Thousand Dollars ($51,550,000) in principal amount of the unsecured junior subordinated notes of the Company (the "Junior Subordinated Notes");

      WHEREAS, the Preferred Securities and the Common Securities for the Trust will be issued pursuant to the Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of the Closing Date, among the Company, as depositor, JPMorgan Chase Bank, National Association, a national banking association, as property trustee (in such capacity, the "Property Trustee"), Chase Bank USA, National Association, a national banking association, as Delaware trustee (in such capacity, the "Delaware Trustee"), the Administrative Trustees named therein (in such capacities, the "Administrative Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Trust; and

      WHEREAS, the Junior Subordinated Notes will be issued pursuant to a Junior Subordinated Indenture, dated as of the Closing Date (the "Indenture"), between the Company and JPMorgan Chase Bank, National Association, a national banking association, as indenture trustee (in such capacity, the "Indenture Trustee").

      NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

            1. DEFINITIONS. The Preferred Securities, the Common Securities and the Junior Subordinated Notes are collectively referred to herein as the "Securities." This Purchase Agreement, the Indenture, the Trust Agreement and the Securities are collectively referred to

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herein as the "Operative Documents." All other capitalized terms used but not defined in this Purchase Agreement shall have the respective meanings ascribed thereto in the Indenture.

            2.    PURCHASE AND SALE OF THE PREFERRED SECURITIES.

            (a) The Trust agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Trust, the Preferred Securities for an amount (the "Purchase Price") equal to Fifty Million Dollars ($50,000,000). The Purchaser shall be responsible for the rating agency costs and expenses. The Trust shall use the Purchase Price, together with the proceeds from the sale of the Common Securities, to purchase the Junior Subordinated Notes.

            (b) Delivery or transfer of, and payment for, the Preferred Securities shall be made at 10:00 A.M. Chicago time (11:00 A.M. New York time), on June 17, 2005 or such later date (not later than July 17, 2005) as the parties may designate (such date and time of delivery and payment for the Preferred Securities being herein called the "Closing Date"). The Preferred Securities shall be transferred and delivered to the Purchaser against the payment of the Purchase Price to the Sellers made by wire transfer in immediately available funds on the Closing Date to a U.S. account designated in writing by the Company at least two business days prior to the Closing Date.

            (c) Delivery of the Preferred Securities shall be made at such location, and in such names and denominations, as the Purchaser shall designate at least two business days in advance of the Closing Date. The Company and the Trust agree to have the Preferred Securities available for inspection and checking by the Purchaser in Chicago, Illinois, not later than 1:00 P.M., Chicago time (2:00 P.M. New York time), on the business day prior to the Closing Date. The closing for the purchase and sale of the Preferred Securities shall occur at the offices of Mayer, Brown, Rowe & Maw LLP, 71 South Wacker Drive, Chicago, Illinois 60606, or such other place as the parties hereto shall agree.

            3. CONDITIONS. The obligations of the parties under this Purchase Agreement are subject to the following conditions:

            (a) The representations and warranties contained herein shall be accurate as of the date of delivery of the Preferred Securities.

            (b)   [Reserved.]

            (c) (i) Hunton & Williams, LLP, counsel for the Company, the Parent REIT and the Trust (the "Company Counsel"), shall have delivered an opinion, dated the Closing Date, addressed to the Purchaser and JPMorgan Chase Bank, National Association, in substantially the form set out in Annex A-I and Annex A-II hereto and (ii) the Parent REIT shall have furnished to the Purchaser an Officer's Certificate of its Chief Financial Officer, dated the Closing Date, addressed to the Purchaser, in substantially the form set out in Annex A-III hereto. In rendering their opinion, the Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Parent REIT, the Company and the Trust and by government officials (provided, however, that copies of any such certificates or documents are delivered to the Purchaser) and by and upon such other documents as such

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counsel may, in their reasonable opinion, deem appropriate as a basis for the
Company Counsel's opinion. The Company Counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. If the Company Counsel is not admitted to practice in the State of New York, the opinion of the Company Counsel may assume, for purposes of the opinion, that the laws of the State of New York are substantively identical, in all respects material to the opinion, to the internal laws of the state in which such counsel is admitted to practice. Such Company Counsel Opinion shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

            (d) The Purchaser and the Company shall have been furnished the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel for the Purchaser, dated the Closing Date, addressed to the Purchaser, JPMorgan Chase Bank, National Association, and the Company in substantially the form set out in Annex B hereto.

            (e) The Purchaser shall have received the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchaser, JPMorgan Chase Bank, National Association, the Delaware Trustee and the Company, in substantially the form set out in Annex C hereto.

            (f) The Purchaser shall have received the opinion of Gardere Wynne Sewell LLP, special counsel for the Property Trustee and the Indenture Trustee, dated the Closing Date, addressed to the Purchaser, in substantially the form set out in Annex D hereto.

            (g) The Purchaser shall have received the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchaser and JPMorgan Chase Bank, National Association, in substantially the form set out in Annex E hereto.

            (h) The Parent REIT shall have furnished to the Purchaser a certificate of the Parent REIT, signed by the Chief Executive Officer, President or an Executive Vice President, and Chief Financial Officer, Treasurer or Assistant Treasurer of the Parent REIT, and the Trust shall have furnished to the Purchaser a certificate of the Trust, signed by an Administrative Trustee of the Trust, in each case dated the Closing Date, and, in the case of the Parent REIT, as to (i) and (ii) below and, in the case of the Trust, as to (i) below.

                  (i) the representations and warranties in this Purchase Agreement of the Parent REIT and the Company are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Parent REIT, the Company and the Trust have complied with all the agreements and satisfied all the conditions on either of their part to be performed or satisfied at or prior to the Closing Date; and

                  (ii) since the date of the Interim Financial Statements (as defined below), there has been no material adverse change in the condition (financial or other), earnings, business or assets of the Parent REIT and its subsidiaries, taken as a whole,

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      whether or not arising from transactions occurring in the ordinary course of business (a "Material Adverse Change").

            (i) Subsequent to the execution of this Purchase Agreement, there shall not have been any Material Adverse Change, the effect of which is, in the Purchaser's reasonable judgment, so material and adverse as to make it impractical or inadvisable to proceed with the purchase of the Preferred Securities.

            (j) Prior to the Closing Date, the Parent REIT, the Company and the Trust shall have furnished to the Purchaser and its counsel such further information, certificates and documents as the Purchaser or its counsel may reasonably request.

      If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Purchase Agreement, or if any of the opinions, certificates and documents required to be delivered pursuant to in this Purchase Agreement shall not be reasonably satisfactory in form and substance to the Purchaser or its counsel, this Purchase Agreement and all the Purchaser's obligations hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Parent REIT, the Company and the Trust in writing or by telephone or facsimile confirmed in writing.

      Each certificate signed by any trustee of the Trust or any officer of the Parent REIT and delivered to the Purchaser or the Purchaser's counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Trust, the Parent REIT and/or the Company, as the case may be, and not by such trustee or officer in any individual capacity.

            4. REPRESENTATIONS AND WARRANTIES OF THE PARENT REIT, THE COMPANY AND THE TRUST. The Company, the Parent REIT and the Trust jointly and severally represent and warrant to, and agree with the Purchaser, as follows:

            (a) None of the Parent REIT, the Company or the Trust, nor any of their "Affiliates" (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Securities Act (as defined below)), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act of 1933, as amended (the "Securities Act").

            (b) None of the Parent REIT, the Company or the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

            (c) The Securities (i) are not and have not been listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under section 8 of the Investment Company Act of 1940, as

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amended (the "Investment Company Act"). There are no other requirements of Rule
144A(d)(3) promulgated pursuant to the Securities Act ("Rule 144A(d)(3)").

            (d) None of the Parent REIT, the Company or the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities.

            (e) None of the Parent REIT, the Company or the Trust is and, immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, will not be, an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of section 3(a) of the Investment Company Act.

            (f) None of the Parent REIT, the Company or the Trust has paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Securities, except for the preferred securities commission and/or the sales commission the Parent REIT has agreed to pay to Cohen Bros. & Company (or to Parent REIT's or the Company's introducing agent on behalf of Cohen Bros. & Company) pursuant to the letter agreement between Parent REIT and Cohen Bros. & Company, dated June 1, 2005.

            (g) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. Section.3801, et seq. (the "Statutory Trust Act") with all requisite power anD authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents to which it is a party. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or assets of the Trust, whether or not occurring in the ordinary course of business. The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents. The Trust is and will be, under current law, classified for U.S. federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation.

            (h) The Trust Agreement has been duly authorized by the Company and, on the Closing Date specified in Section 2(b), will have been duly executed and delivered by the Company and the Administrative Trustees of the Trust, and, assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee, will be a legal, valid and binding obligation of the Company and the Administrative Trustees, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether the issue of enforceability is considered in a proceedings at law or equity). Each of the Administrative Trustees of the Trust is an employee of Parent REIT or the Company or a subsidiary thereof and has been duly authorized by the Company to execute and deliver the Trust Agreement.

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            (i)   The Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Indenture Trustee, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether the issue of enforceability is considered in a proceedings at law or equity).

            (j) The Preferred Securities and the Common Securities have been duly authorized by the Trust and, when issued and delivered against payment therefor on the Closing Date in accordance with this Purchase Agreement, in the case of the Preferred Securities, and in accordance with the Common Securities Subscription Agreement, in the case of the Common Securities, will be validly issued, fully paid and non-assessable and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement, enforceable against the Trust in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether the issue of enforceability is considered in a proceedings at law or equity). The issuance of the Securities is not subject to any preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a "Lien").

            (k) The Junior Subordinated Notes have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the Indenture and delivered to the Trust against payment therefor in accordance with the Junior Subordinated Note Purchase Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether the issue of enforceability is considered in a proceedings at law or equity).

            (l) This Purchase Agreement has been duly authorized, executed and delivered by Parent REIT, the Company and the Trust.

            (m) Neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase of the Junior Subordinated Notes by the Trust, nor the execution and delivery of and compliance with the Operative Documents by Parent REIT, the Company or the Trust, nor the consummation of the transactions contemplated herein or therein,
(i) will conflict with or constitute a violation or breach of the Trust Agreement or the charter or bylaws of Parent REIT, the Company or any subsidiary of Parent REIT or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Trust or Parent REIT or any of its subsidiaries or their respective properties or assets (collectively, the "Governmental Entities"), (ii) will conflict with or constitute a

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violation or breach of, or a default or Repayment Event (as defined below)
under, or result in the creation or imposition of any Lien upon any property or assets of the Trust, Parent REIT or any of Parent REIT's subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Trust, Parent REIT or any of its subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities and assets of Parent REIT and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect") or (iii) require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust or Parent REIT or any of its subsidiaries prior to its scheduled maturity.

            (n) The Company has been duly formed and is validly existing as a limited partnership in good standing under the Tennessee Revised Uniform Limited Partnership Act, with all requisite power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect. The Parent REIT has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Tennessee, with all requisite power and authority (corporate or otherwise) to own, lease and operate its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Parent REIT to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

            (o) The Parent REIT has no subsidiaries that are material to its business, financial condition or earnings other than those subsidiaries listed in Schedule 1 attached hereto (collectively, the "Significant Subsidiaries"). Each Significant Subsidiary has been duly organized and is validly existing as a entity in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite power and authority (corporate or otherwise) to own, lease and operate its properties and conduct the business it transacts and proposes to transact. Each Significant Subsidiary is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

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            (p)   Each of the Trust, the Parent REIT and each of the Parent
REIT's subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the "Governmental Licenses") of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Trust, the Parent REIT nor any of the Parent REIT's subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Parent REIT and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents applicable to their respective businesses, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

            (q) All of the issued and outstanding shares of capital stock or partnership interests, as the case may be, of the Parent REIT and each of its subsidiaries are validly issued, fully paid and non-assessable, as applicable; except as set forth on Schedule 4(q), all of the issued and outstanding capital stock of each subsidiary of the Parent REIT is wholly-owned by the Parent REIT, directly or through subsidiaries, free and clear of any Lien, claim or equitable right; and none of the issued and outstanding capital stock of the Parent REIT or any subsidiary was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws of such entity or under any agreement to which the Parent REIT or any of its subsidiaries is a party.

            (r) Neither the Parent REIT nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Parent REIT or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

            (s) There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Parent REIT, the Company or the Trust after due inquiry, threatened against or affecting the Trust, the Parent REIT or the Company or any of the Parent REIT's subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Trust or the Parent REIT or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

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            (t)   The accountants of the Parent REIT who certified the Financial
Statements (as defined below) are independent public accountants of the Parent REIT and its subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder.

            (u) The audited consolidated financial statements (including the notes thereto) and schedules of the Parent REIT and its consolidated subsidiaries for the fiscal year ended December 31, 2004 (the "Financial Statements") and the interim unaudited consolidated financial statements of the Parent REIT and its consolidated subsidiaries for the quarter ended March 31, 2005 (the "Interim Financial Statements") filed with the Commission are the most recent available audited and unaudited consolidated financial statements of the Parent REIT and its consolidated subsidiaries and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles ("GAAP"), the financial position of the Parent REIT and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments (which are expected to consist solely of normal recurring adjustments). Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein).

            (v) None of the Trust, the Parent REIT nor any of its subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Parent REIT or its subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Trust, the Parent REIT and all of its subsidiaries since the date of the most recent balance sheet included in such Financial Statements.

            (w) Since the respective dates of the Financial Statements and the Interim Financial Statements, there has not been (A) any Material Adverse Change or (B) any dividend or distribution of any kind declared, paid or made by the Parent REIT on any class of its capital stock other than regular quarterly dividends on the Parent REIT's common stock.

            (x) The documents of the Parent REIT filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Parent REIT's most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by the Parent REIT with the Commission (collectively, the "1934 Act Reports"), complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, at the date of this Purchase Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances

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under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Parent REIT's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which the Parent REIT or any of its subsidiaries is a party. The Parent REIT is in compliance with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002.

            (y) No labor dispute with the employees of the Trust, the Parent REIT or any of its subsidiaries exists or, to the knowledge of the administrative trustees or executive officers, as the case may be, of the Trust, the Company or the Parent REIT, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

            (z) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained and any that are required under the securities or blue sky laws of the jurisdictions in which the Securities are offered,, is necessary or required for the performance by the Trust, the Parent REIT or the Company of their respective obligations under the Operative Documents, as applicable, or the consummation by the Trust, the Parent REIT and the Company of the transactions contemplated by the Operative Documents.

            (aa) Each of the Trust, the Parent REIT and each subsidiary of the Parent REIT has good and marketable title to all of its respective real and personal properties, in each case free and clear of all Liens and defects, except for those (i) related to debt financings disclosed in the 1934 Act Reports and (ii) that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Trust, the Parent REIT or any subsidiary of the Parent REIT holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and none of the Trust, the Parent REIT or any subsidiary of the Parent REIT has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Trust, the Parent REIT or any subsidiary of the Parent REIT under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

            (bb)  [Reserved].

            (cc) Commencing with its taxable year ended December 31, 2004, the Parent REIT has been, and upon the completion of the transactions contemplated hereby, the Parent REIT will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Parent REIT's method of operation enables it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Parent REIT expects to continue to be organized and to operate in a manner so as to qualify as a REIT in the taxable year ending

December 31, 2005 and succeeding taxable years unless and until the Board of Directors of the Parent REIT determines that the Parent REIT not continue to be so qualified.

            (dd) The Parent REIT and each of the Significant Subsidiaries have timely and duly filed all Tax Returns required to be filed by them or have obtained a valid extension for such filines, and all such Tax Returns are true, correct and complete in all material respects. The Parent REIT and each of the Significant Subsidiaries have timely and duly paid in full all material Taxes required to be paid by them (whether or not such amounts are shown as due on any Tax Return). There are no federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Parent REIT or any of the Significant Subsidiaries, and, to the knowledge of the Parent REIT, no such audits or assessments are threatened. As used herein, the terms "Tax" or "Taxes" mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term "Tax Returns" means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

            (ee) There are no rulemaking or similar proceedings before the United States Internal Revenue Service or comparable federal, state, local or foreign government bodies which involve or affect the Parent REIT or any subsidiary, which, if the subject of an action unfavorable to the Parent REIT or any subsidiary, could result in a Material Adverse Effect.

            (ff) The books, records and accounts of the Parent REIT and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Parent REIT and its subsidiaries. The Parent REIT and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (gg) The Parent REIT and the Significant Subsidiaries maintain insurance against losses and risks in such amounts as they deem adequate. All policies of insurance and fidelity or surety bonds insuring the Parent REIT or any of the Significant Subsidiaries or the Parent REIT's or Significant Subsidiaries' respective businesses, assets, employees, officers and directors are in full force and effect. The Parent REIT and each of the Significant Subsidiaries are in compliance with the terms of such policies and instruments in all +material respects. Neither the Parent REIT nor any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain substantially similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Within the past twelve months, neither the Parent REIT nor any Significant Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

            (hh) The Parent REIT and its subsidiaries or, to the Parent REIT's knowledge, any person acting on behalf of the Parent REIT and its subsidiaries including, without limitation, any director, officer, agent or employee of the Parent REIT or its subsidiaries has not, directly or indirectly, while acting on behalf of the Parent REIT and/or its subsidiaries (i) used any corporate, partnership or company funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate, partnership or company funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

            (ii)  [Reserved].

            (jj) (Neither the Parent REIT nor any of its subsidiaries has released (as such term is defined in CERCLA (as defined below), authorized or conducted, or has knowledge of, the generation, transportation, storage, presence, use, treatment, disposal, release or other handling of any Hazardous Materials (as defined below) on, in, under or affecting any of the real properties currently or previously owned, leased or operated by the Parent REIT or any of its subsidiaries (the "Properties") at any time, except in material compliance with applicable laws. Except as disclosed in the 1934 Act Reports or as would not have a Material Adverse Effect, (i) neither the Parent REIT nor any of its subsidiaries intends to use the Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Laws, (ii) neither the Parent REIT nor any of its subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law with respect to the Properties, any other real properties previously owned, leased or operated by the Parent REIT or any of its subsidiaries, or their respective assets or arising out of the conduct of the Parent REIT or its subsidiaries, (iii) none of the Properties are included or, to the Parent REIT's or the Company's knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the Parent REIT's or the Company's knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Entity, (iv) none of the Parent REIT, any of its subsidiaries or agents or, to the Parent REIT's or the Company's knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the Properties, except in compliance with all applicable Environmental Laws, and has not transported or arranged for the transport of any Hazardous Material from the Properties or any other real properties previously owned, leased or operated by the Parent REIT or any of its subsidiaries to another property, except in compliance with all applicable Environmental Laws, (v) no lien has been imposed on the Properties by any Governmental Entity in connection with the presence on or off such Property of any Hazardous Material, and (vi) none of the Parent REIT, any of its subsidiaries or, to the Parent REIT's or the Company's knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has entered into or been subject to any consent decree, compliance order, or administrative order with respect to the Properties or any facilities or improvements or any operations or activities thereon.

      As used herein, "Hazardous Materials" shall include, without limitation, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances or related materials, asbestos, petroleum, petroleum products and any hazardous material as defined by any federal, state or local environmental law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 ("CERCLA"), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992k, the Emergency Planning and CommuniTY Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control
Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, and Any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein) (individually, an "Environmental Law" and collectively, the "Environmental Laws") or by any Governmental Entity.

            5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to, and agrees with, the Parent REIT, the Company and the Trust as follows:

            (a) The Purchaser is aware that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to "U.S. persons" (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

            (b) The Purchaser is an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

            (c) Neither the Purchaser, nor any of the Purchaser's affiliates, nor any person acting on the Purchaser's or the Purchaser's Affiliate's behalf has engaged, or will engage, in any form of "general solicitation or general advertising" (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Preferred Securities.

            (d) The Purchaser understands and acknowledges that (i) no public market exists for any of the Securities and that it is unlikely that a public market will ever exist for the Securities, (ii) the Purchaser is purchasing the Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such

Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and the Purchaser agrees to the legends and transfer restrictions applicable to the Securities contained in the Indenture, and (iii) the Purchaser has had the opportunity to ask questions of, and receive answers and request additional information from, the Parent REIT and the Company and is aware that it may be required to bear the economic risk of an investment in the Securities. The Purchaser will not distribute the Securities in such a manner as to cause the Company or the Trust to become subject to the reporting requirements of the Exchange Act.

            (e) The Purchaser is a company with limited liability duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite (i) power and authority to execute, deliver and perform the Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated herein and (ii) right and power to purchase the Securities.

            (f) This Purchase Agreement has been duly authorized, executed and delivered by the Purchaser and no filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Purchase Agreement or to consummate the transactions contemplated herein.

            (g) The Purchaser is a "Qualified Purchaser" as such term is defined in Section 2(a)(51) of the Investment Company Act.

            6. COVENANTS AND AGREEMENTS OF THE PARENT REIT, THE COMPANY AND THE TRUST. The Company, the Parent REIT and the Trust jointly and severally agree with the Purchaser as follows:

            (a) During the period from the date of this Agreement to the Closing Date, the Company, the Parent REIT and the Trust shall use their commercially reasonable efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 4 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Purchase Agreement, as if made on and as of the Closing Date.

            (b) The Company, the Parent REIT or the Trust, as the case may be, will promptly advise the Purchaser of the receipt by the Company, the Parent REIT or the Trust, as the case may be, of any notification with respect to the suspension of the qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

            (c) None of the Parent REIT, the Company or the Trust will, nor will either of them permit any of its Affiliates to, nor will either of them permit any person acting on its or their behalf (other than the Purchaser) to, resell any Preferred Securities that have been acquired by any of them.

            (d) None of the Parent REIT, the Company or the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to, engage in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities.

            (e) None of the Parent REIT, the Company or the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

            (f) None of the Parent REIT, the Company or the Trust will, nor will either of them permit any of its Affiliates or any person acting on their behalf to, engage in any form of "general solicitation or general advertising" (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

            (g) So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and (ii) none of the Parent REIT, the Company or the Trust shall be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

            (h) The Parent REIT and the Trust shall furnish to (i) the holders, and subsequent holders of the Preferred Securities, (ii) Cohen Bros. & Company (at 450 Park, 23rd Floor, New York, NY 10022, or such other address as designated by Cohen Bros. & Company) and (iii) any beneficial owner of the Securities reasonably identified to the Parent REIT and the Trust (which identification may be made by either such beneficial owner or by Cohen Bros. & Company), a duly completed and executed certificate in the form attached hereto as Annex F, including the financial statements referenced in such Annex, which certificate and financial statements shall be so furnished by the Parent REIT and the Trust not later than forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Parent REIT and not later than ninety (90) days after the end of each fiscal year of the Parent REIT.

            (i) Each of the Parent REIT and the Trust will, during any period in which it is not subject to and in compliance with section 13 or 15(d) of the Exchange Act, or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, shall provide to each holder of the Securities and to each prospective purchaser (as designated by such holder) of the Securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. If the Parent REIT and the Trust are required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Purchaser, the holders of the Securities, and the prospective purchasers designated by the Purchaser and such holders, from time to time, of the Securities.

            (j) None of the Parent REIT, the Company or the Trust will, until one hundred eighty (180) days following the Closing Date, without the Purchaser's prior written consent, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Preferred Securities or other securities substantially similar to the Preferred Securities other than as contemplated by this Purchase Agreement or (ii) any other securities convertible into, or exercisable or exchangeable for, any Preferred Securities or other securities substantially similar to the Preferred Securities. For the avoidance of doubt, the parties hereby agree that trust preferred securities issued by a subsidiary, financing trust, other than the Trust, with (i) a different interest rate, (ii) different interest payment dates, and (iii) a different maturity date, in each case than the Preferred Securities, shall be deemed to not be substantially similar to the Preferred Securities.

            (k) The Parent REIT will use its reasonable best efforts to meet the requirements to qualify as a REIT under Sections 856 through 860 of the Code, effective for the taxable year ending December 31, 2005 (and each fiscal quarter of such year) and succeeding taxable years, unless and until the Board of Director's of the Parent REIT determine that the Parent REIT not continue to be qualified as a REIT.

            (l) None of the Parent REIT, the Company nor the Trust will identify any of the Indemnified Parties (as defined below) in a press release or any other public statement without the consent of such Indemnified Party, which consent shall not be unreasonably withheld and shall be timely provided.

            7. PAYMENT OF EXPENSES. The Company, as depositor of the Trust, agrees to pay all costs and expenses incident to the performance of the obligations of the Parent REIT, the Company and the Trust under this Purchase Agreement, whether or not the transactions contemplated herein are consummated or this Purchase Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Preferred Securities and any taxes payable in connection therewith; (ii) the fees and expenses of qualifying the Preferred Securities under the securities laws of the several jurisdictions as provided in Section 6(b); (iii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Parent REIT, the Company or the Trust; (iv) the fees and all reasonable expenses of the Property Trustee, the Delaware Trustee, the Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees, which fees shall not exceed a $2,000 acceptance fee, $3,500 for the fees and expenses of Richards, Layton & Finger, P.A., special Delaware counsel retained by the Delaware Trustee in connection with the Closing, and $4,000 in administrative fees annually; (v) $50,000 for the fees and expenses of Mayer, Brown, Rowe & Maw LLP, special counsel retained by the Purchaser; and (vi) a due diligence fee in an amount equal to $12,500 ($5,000 to be due upon execution of the Letter of Intent) payable to Cohen Bros. & Company.

            If the sale of the Preferred Securities provided for in this Purchase Agreement is not consummated because any condition set forth in Section 3 hereof to be satisfied by either the Parent REIT, the Company or the Trust is not satisfied, because this Purchase Agreement is terminated pursuant to Section 9 or because of any failure, refusal or inability on the part of the

Parent REIT, the Company or the Trust to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Purchaser, the Parent REIT will reimburse the Purchaser upon demand for all reasonable out-of-pocket expenses (including the fees and expenses of each of the Purchaser's counsel specified in the immediately preceding paragraph) that shall have been incurred by the Purchaser in connection with the proposed purchase and sale of the Preferred Securities. The Parent REIT shall not in any event be liable to the Purchaser for the loss of anticipated profits from the transactions contemplated by this Purchase Agreement.

            8. INDEMNIFICATION. (a) The Parent REIT, the Company and the Trust agree jointly and severally to indemnify and hold harmless the Purchaser, the Purchaser's affiliates, Cohen Bros. & Company and Merrill Lynch & Co. (collectively, the "Indemnified Parties"), each person, if any, who controls any of the Indemnified Parties within the meaning of the Securities Act, or the Exchange Act, and the Indemnified Parties' respective directors, officers, employees and agents against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents furnished or made available to the Purchaser by or on behalf of the Parent REIT or the Company, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) the breach or alleged breach of any representation, warranty or agreement of the Parent REIT, the Company or the Trust contained herein or or any of the other Operative Documents, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Parent REIT, the Company or the Trust may otherwise have.

            (b) The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever due from the Trust under paragraph (a) above.

            (c)   Promptly after receipt by an Indemnified Party under this
Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above. Purchaser shall be entitled to appoint counsel to represent the Indemnified Party in any action for which indemnification is sought. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all

Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

            9. TERMINATION; REPRESENTATIONS AND INDEMNITIES TO SURVIVE. This Purchase Agreement shall be subject to termination in the absolute discretion of the Purchaser, by written notice given to the Parent REIT, the Company and the Trust prior to delivery of and payment for the Preferred Securities, if prior to such time (i) a downgrading shall have occurred in the rating accorded the Parent REIT's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is used by the Commission in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Parent REIT's debt securities or preferred stock, (ii) the Trust shall be unable to sell and deliver to the Purchaser at least $50,000,000 stated liquidation value of Preferred Securities,
(iii) a suspension or material limitation in trading in securities generally shall have occurred on the New York Stock Exchange, (iv) a suspension or material limitation in trading in any of the Parent REIT's securities shall have occurred on the New York Stock Exchange, (v) a general moratorium on commercial business activities shall have been declared either by federal or Tennessee authorities or (vi) there shall have occurred any outbreak or escalation of hostilities, or declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the Purchaser's judgment, impracticable or inadvisable to proceed with the offering or delivery of the Preferred Securities. The respective agreements, representations, warranties, indemnities and other statements of the Parent REIT, the Company and the Trust or their respective officers or trustees and of the Purchaser set forth in or made pursuant to this Purchase Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser, the Parent REIT, the Company or the Trust or any of the their respective officers, directors, trustees or controlling persons, and will survive delivery of and payment for the Preferred Securities. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Purchase Agreement.

            10. AMENDMENTS. This Purchase Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

            11. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchaser, will be mailed, delivered by hand or courier or sent by facsimile and confirmed to the Purchaser c/o Cohen Bros. & Company, 450 Park, 23rd Floor, New York, NY 10022, Attention:
Mitchell Kahn, Facsimile: (212) 735-1499; with a copy to Mayer, Brown, Rowe & Maw LLP, 71 South Wacker Drive, Chicago, Illinois 60606, Attention: J. Paul Forrester, Facsimile: (312) 701-7711 or other address as the Purchaser shall designate for such purpose in a notice to the Company and the Trust; and if sent to the Company or the Trust, will be mailed, delivered by hand or courier or sent by facsimile and confirmed to it at Equity Inns, Inc., 7700 Wolf River Blvd., Germantown, TN 38138,
Attention: J. Mitchell Collins, Facsimile: (901) 754-2374, with a copy to Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 E. Byrd Street, Richmond, VA 23219, Attention: David Wright, Facsimile: (804 343-4580.

            12. SUCCESSORS AND ASSIGNS. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Purchase Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Parent REIT, the Company or the Trust under this Purchase Agreement may be assigned, whether by operation of law or otherwise, without the Purchaser's prior written consent. The rights and obligations of the Purchaser under this Purchase Agreement may be assigned by the Purchaser without the Parent REIT's, the Company's or the Trust's consent; provided that the assignee assumes the obligations of the Purchaser under this Purchase Agreement.

            13. APPLICABLE LAW. THIS PURCHASE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

            14. SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS PURCHASE AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS PURCHASE AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS PURCHASE AGREEMENT.

            15. COUNTERPARTS AND FACSIMILE. This Purchase Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Purchase Agreement may be executed by any one or more of the parties hereto by facsimile.

            16. NO OBLIGATIONS OF THE PARENT REIT. The Parent REIT shall have no liability as issuer, guarantor, obligor or otherwise of the Common Securities, the Preferred Securities or the Junior Subordinated Notes.

      IN WITNESS WHEREOF, this Purchase Agreement has been entered into as of the date first written above.

                                          EQUITY INNS, INC.

                                          By: /s/ J. Mitchell Collins
                                              -------------------------
                                              Name: J. Mitchell Collins
                                              Title: Executive Vice
                                                     President,
                                                     Chief Financial Officer,
                                                     Secretary and Treasurer

                                          EQUITY INNS STATUTORY TRUST I

                                          By: EQUITY INNS PARTNERSHIP, L.P., as
                                          Depositor
                                          By: EQUITY INNS TRUST, its general
                                          partner

                                              By: /s/ J. Mitchell Collins
                                                  -------------------------
                                                  Name: J. Mitchell Collins
                                                  Title: Executive Vice
                                                  President,
                                                  Chief Financial Officer,
                                                  Secretary and Treasurer

                                          By: EQUITY INNS PARTNERSHIP, L.P.

                                          By: EQUITY INNS TRUST, its general
                                              partner

                                              By: /s/ J. Mitchell Collins
                                                  -------------------------
                                                  Name: J. Mitchell Collins
                                                  Title: Executive Vice
                                                  President,
                                                  Chief Financial Officer,
                                                  Secretary and Treasurer

                                          MERRILL LYNCH INTERNATIONAL

                                          By: /s/ Merrill Lynch International
                                              -------------------------------
                                                Name:
                                                Title:

                                                                      SCHEDULE 1

                        LIST OF SIGNIFICANT SUBSIDIARIES

Equity Inns Partnership, L.P.                                 Limited Partnership                Tennessee
Equity Inns Trust                                             Real Estate Investment Trust       Maryland
McKibbon Hotel Group of Tallahassee, Florida #3, LP           Limited Partnership                Georgia
EQI/WV Financing Partnership II, L.P.                         Limited Partnership                Tennessee
EQI Financing Partnership V, LP                               Limited Partnership                Tennessee
EQI Financing Partnership IV, LP                              Limited Partnership                Tennessee
EQI Financing Partnership III, LP                             Limited Partnership                Tennessee
EQI Financing Partnership II, LP                              Limited Partnership                Tennessee
EQI Financing Partnership I, LP                               Limited Partnership                Tennessee
EIP Orlando, LP                                               Limited Partnership                Tennessee

                                                                   SCHEDULE 4(q)

Equity Inns Trust, a wholly owned subsidiary of the Parent REIT, owns approximately 97.3% interest in the Company. Approximately 2.7% of the equity interests of the Company are owned by limited partners.

                                                                       ANNEX A-I

            Pursuant to Section 3(c)(i) of the Purchase Agreement, Hunton & Williams LLP, counsel for the Company, shall deliver an opinion to the effect that:

            1. Based solely on the certificate of public officials, the Parent REIT is validly existing as a corporation in good standing under the laws of the State of Tennessee. The Public REIT has the corporate power and authority to own or lease its properties and to conduct its business as described in the 1934 Act Reports and to execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party.

            2. Based solely on the certificates of public officials, the Company and each Significant Subsidiary is validly existing as a limited partnership, in good standing under the laws of the State of Tennessee. Each of the Company and each Significant Subsidiary has the partnership power and authority to own or lease its properties and to conduct its business as described in the 1934 Act Reports and to execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party.

            3. Neither (i) the issuance and sale of the Common Securities pursuant to the Common Securities Subscription Agreement and the Trust Agreement, (ii) the issuance and sale of the Preferred Securities pursuant to the Purchase Agreement and the Trust Agreement, (iii) or the issuance and sale of the Junior Subordinated Notes by the Company to the Trust pursuant to the Note Purchase Agreement and the Indenture, (iv) the execution and delivery of, and compliance with, the Operative Documents by the Company, the Parent REIT or the Trust nor (v) the consummation of the transactions contemplated thereby will constitute a violation of the Charter, the Bylaws, the Partnership Agreement or the Trust Agreement.

            4. The Trust Agreement has been duly authorized by all necessary partnership action and has been duly executed and delivered by the Company, as Depositor, and duly executed and delivered by the Administrative Trustees.

            5. The Indenture has been duly authorized, executed and delivered by the Company and assuming it has been duly authorized, executed and delivered by the Trustee, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

            6. The Junior Subordinated Notes have been duly authorized and executed by the Company and delivered to the Trustee for authentication in accordance with the Indenture and, when authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to the Trust against payment therefor as set forth in the Note Purchase Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

            7. The Trust is not and, after giving effect to the issuance of the Preferred Securities, the consummation of the transactions contemplated by the Operative Documents and the application of the proceeds therefrom as described in and pursuant to the terms of the Purchase Agreement and the Trust Agreement, will not be, an "investment company" or an entity

                                     A-I-1

"controlled by an "investment company," in each case as such term is defined in the Investment Company Act of 1940, as amended.

            8. In reliance upon the representations, warranties and covenants made in the Common Securities Subscription Agreement, the Purchase Agreement and the Note Purchase Agreement and the Trust Agreement, it is not necessary in connection with the offer and sale of the Common Securities, the Preferred Securities and the Junior Subordinated Notes pursuant to the Common Securities Subscription Agreement, the Purchase Agreement and the Note Purchase Agreement, respectively, to register the Common Securities, the Preferred Securities or the Junior Subordinated Notes under the Securities Act of 1933, as amended (the "Securities Act"), or to require qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

            9. The Purchase Agreement has been duly authorized, executed and delivered by the Company, the Parent REIT and the Trust and constitutes a legal, valid and binding obligation of the Company, the Parent REIT and the Trust, enforceable against the Company, the Parent REIT and the Trust in accordance with its terms.

            10. The execution, delivery and performance of the Operative Documents and the consummation of the transactions contemplated by the Operative Documents by the Company, the Parent REIT and the Trust do not and will not (i) result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Company or the Significant Subsidiaries, or (ii) conflict with, constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, (x) the Charter, the Bylaws or the Partnership Agreement, or (y) any material contract filed as an exhibit to the Form 10-K for the year ended December 31, 2004 by the Parent REIT (provided that we express no opinion with respect to any financial covenants in any such documents) or (z) any order, decree, or judgment of any court, arbitrator, government or governmental agency or instrumentality known to us and binding on the Company or the Significant Subsidiaries in each case, except as would not have a Material Adverse Effect.

            11. Except for filings, registrations or qualifications that may be required by applicable securities laws, no authorization, approval, consent or order of, or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required under the laws of the State of Tennessee in connection with the offer and sale of the Securities pursuant to the Operative Documents and the transactions contemplated thereby.

            12. To our knowledge, without having conducted a search of the courts of any jurisdiction, there is no action, suit or proceeding of or before any court or administrative body pending or overtly threatened in writing against the Parent REIT or the Company wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

                                     A-I-2

                                                                      ANNEX A-II

      Pursuant to Section 3(c)(i) of the Purchase Agreement, Hunton & Williams LLP, counsel for the Parent REIT and the Company, shall deliver an opinion to the effect that, the Parent REIT's qualified to be taxed as a REIT pursuant to Sections 856 through 860 of the Coe for its taxable years ended December 31, 2001 through December 31, 2004, and the Parent REIT's organization and current proposed method of operation will enable it to continue to satisfy the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2005 and in the future.

                                     A-I-1

                                Equity Inns, Inc.
                            7700 Wolf River Boulevard
                           Germantown, Tennessee 38138

                                  June 17, 2005

Hunton & Williams LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia  23219-4074

                                Equity Inns, Inc.
                              Officer's Certificate

Ladies and Gentlemen:

            In order to assist you in the preparation of the tax opinion, dated the date hereof (the "Tax Opinion"), issued by you to Merrill Lynch International ("Merrill Lynch") in connection with the proposed trust preferred offering by Equity Inns Statutory Trust I, a Delaware statutory trust (the "Issuer Trust"), pursuant to the Purchase Agreement effective as of June __, 2005, by and among Equity Inns, Inc., a Tennessee corporation (the "Company"), Equity Inns Partnership, L.P., a Tennessee limited partnership (the "Operating Partnership"), the Issuer Trust, and Merrill Lynch, the Company hereby certifies to you that, to the best of the undersigned officer's knowledge, the following statements are true and correct:

            The representations contained in the certificates, dated September 11, 1998, June 25, 1998, February 17, 1998, March 25, 2002, July 10, 203, August
11, 2003, September 15, 2003, October 7, 2003, April 7, 2004, April 14, 2004,
August 26, 2004, October 20, 2004, October 22, 2004, March 3, 2005, and March 4, 2005 and executed by a duly appointed officer of the Company, are hereby restated and remain true and correct as of the date hereof with respect to the "Relevant Periods" referred to in such certificates.

            During the period from January 1, 2001 through December 31, 2004 (the "Relevant Period"), none of the Company, the Operating Partnership, or any subsidiary partnership of the Company (each, a "Subsidiary Partnership" and, together with the Operating Partnership, the "Partnerships"), furnished or rendered, or bore the cost of furnishing or rendering, any services to the tenants of the hotels in which the Partnerships owned a direct or indirect ownership interest (the "Hotels"), other than (i) the maintenance of underground utilities and structural elements of the applicable Hotel, (ii) the payment of real and personal property taxes, the cost of capital improvements, or the cost of replacing or refurbishing personal property with respect to the Hotels, or
(iii) other services ("Customary Services") that (a) are usually or customarily provided to tenants in the geographic areas in which the Hotels are located and
(b)

                                     A-I-2
are usually and customarily rendered in connection with the rental of rooms or other space for occupancy only and are not provided primarily for the tenants' convenience. The services described in clauses (i) and (ii) of the preceding sentence are usually or customarily provided by lessors of hotel properties in the geographic areas in which the Hotels are located.

            To the extent that the Company furnished or rendered services ("Noncustomary Services") other than Customary Services to the tenants of a Hotel, the amount received for, or attributable to, such services did not exceed 1% of the Company's total receipts from the Hotel during the taxable year. For that purpose, the amount treated as received by the Company with respect to the Noncustomary Services is the greater of (i) the fair market value of such services or (ii) 150% of the Company's direct cost of providing such services.

            During the Relevant Period, the following requirements were met by
(i) the subsidiary of Prime Hospitality Corporation ("Prime") that leased, operated, and managed certain of the Hotels prior to January 1, 2002 (the "Prime Lessee"), (ii) subsidiaries of Interstate Hotels Company ("Interstate"), including Crossroads Hospitality Company, L.L.C. ("Crossroads"), that operated and managed certain of the Hotels, (iii) Promus Hotels, Inc. ("Promus"), (iv) Crestline Hotels & Resorts, Inc. ("Crestline"), (v) Caldwell Holding Corp. ("Caldwell"), (vi) Wayne Holding Corp. ("Wayne"), (vii) Oradell Holding Corp. ("Oradell"), (viii) Waterford Hotel Group, Inc. ("Waterford"), (ix) Wright Hospitality Management, LLC ("Wright"), (x) Innkeepers Hospitality Management, Inc. ("Innkeepers"), (xi) McKibbon Hotel Management, Inc. ("McKibbon"), (xii) Gateway Lodging Co., Inc. ("Gateway"), (xiii) Hospitality Group, Inc. ("Hospitality"), (xiv) any other person who managed or operated the Hotels (the "Managers"), and (xv) any person who furnished or rendered Noncustomary Services to the tenants of the Hotels (together with the Prime Lessee, Crossroads and the other Interstate managers, Promus, Crestline, Caldwell, Wayne, Oradell, Waterford, McKibbon, Gateway, Hospitality, and the Managers, the "Independent Contractors"), other than (a) Noncustomary Services falling within the 1% safe harbor described in paragraph 2 above and (b) services that are described in clause (i), (ii), or (iii) of paragraph 2 above:

            such Independent Contractor did not own, directly or indirectly (within the meaning of section 856(d)(5) of the Internal Revenue Code of 1986, as amended (the "Code")), more than 35% of the stock of the Company;

            if such Independent Contractor was a corporation, not more than 35% of its stock, measured by voting power or number of shares, or, if such Independent Contractor was a noncorporate entity, not more than 35% of the interests in its assets or net profits was owned, directly or indirectly (within the meaning of Code section 856(d)(5)), by one or more persons who owned 35% or more of the stock of the Company;

            neither the Company nor the Partnerships derived or received any income from such Independent Contractor, other than rents from the Hotels, in the case of the Prime Lessee;

            such Independent Contractor was adequately compensated for its services;

                                     A-I-3
            if such Independent Contractor was an individual, he or she was not an officer or employee of the Company or a Partnership;

            if such Independent Contractor was a corporation, none of its officers or employees was an officer or employee of the Company or a Partnership;

            if an individual served as both (i) one of such Independent Contractor's directors and (ii) a director and officer (or employee) of the Company, that individual did not receive any compensation for serving as one of such Independent Contractor's directors;

            if an individual served as both (i) one of such Independent Contractor's directors and officers (or employees) and (ii) a director of the Company, that individual did not receive any compensation for serving as a director of the Company;

            the costs of any Noncustomary Services provided by such Independent Contractor were borne by such Independent Contractor; and

            any charge for such Noncustomary Services was made, received, and retained by such Independent Contractor.

            During the Relevant Period, the Company was managed at all times by one or more directors, and beneficial ownership in the Company was evidenced at all times by transferable shares.

            During the Relevant Period, the Company was not chartered or supervised as a bank, savings and loan, or similar association under state or federal law.

            During the Relevant Period, the Company did not operate as a small business investment company under the Small Business Investment Act of 1958.

            During the Relevant Period, the Company was not engaged in the business of issuing life insurance, annuity contracts, or contracts of health or accident insurance.

            During the Relevant Period, the Company did not have, and did not succeed to, any earnings and profits of the Company or any other corporation accumulated during a non-REIT year.

            During each taxable year of the Relevant Period, at least 95% of the Company's gross income, excluding gross income from the sale of property held as inventory or held primarily for sale to customers in the ordinary course of the Company's trade or business ("Prohibited Income"), was derived from:

            dividends;

            interest;

                                     A-I-4
            rents from the operating leases (the "Leases") between the Partnerships and the lessees of the Company's Hotels (the "Lessees") (including
(x) rents received from Equity Inns TRS Holdings, Inc. and its subsidiaries (together, the "TRS Lessee"), and any other "taxable REIT subsidiary" ("TRS") of the Company as long as the requirements set forth in paragraphs 32 through 36 below are satisfied, and (y) charges for services other than Noncustomary Services rendered by or for the Company, whether or not such charges were separately stated, but excluding rents attributable to personal property from Hotels with respect to which the FMV Ratio (as defined below) exceeded 15% for the taxable year, as described in paragraph 11 below);

            gain from the sale or other disposition of stock, securities, and real property (including interests in real property and interests in mortgages on real property) that was not Prohibited Income;

            abatements and refunds of taxes on real property;

            income and gain derived from real property acquired directly by foreclosure or deed in lieu thereof ("Foreclosure Property") that was not Prohibited Income;

            amounts received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property);

            gain from the sale or other disposition of real estate assets (including regular and residual interests in real estate mortgage investment conduits ("REMICs"), to the extent provided in Code section 856(c)(5)(E)), that was not Prohibited Income;

            payments under interest rate swap or cap agreements, options, futures contracts, forward rate agreements, or similar financial instruments entered into by the Company to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets (including regular and residual interests in REMICs, to the extent provided in Code section 856(c)(5)(E)) ("Qualified Hedging Contracts"); and

            gain from the sale or other disposition of Qualified Hedging Contracts.

            During each taxable year of the Relevant Period, at least 75% of the Company's gross income (excluding Prohibited Income) was derived from:

            rents from the Leases (including (x) rents received from the TRS Lessee and any other TRS of the Company if the requirements set forth in paragraphs 32 through 36 below are satisfied, and (y) charges for services other than Noncustomary Services rendered by or for the Company, whether or not such charges were separately stated, but excluding any interest accrued on rents and excluding rents attributable to personal property from Hotels with respect to which the FMV Ratio exceeded 15% for the taxable year, as described in paragraph 11 below);

                                     A-I-5
            interest on obligations secured by mortgages on real property or on interests in real property (including interest on regular or residual interests in REMICs, to the extent provided in Code section 856(c)(5)(E));

            gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) that was not Prohibited Income;

            dividends or other distributions on, and gain (other than Prohibited Income) from the sale or other disposition of, transferable shares in other real estate investment trusts ("REITs");

            abatements and refunds of taxes on real property;

            income and gain (other than Prohibited Income) derived from Foreclosure Property;

            amounts received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property);

            gain (other than Prohibited Income) from the sale or other disposition of real estate assets (including regular and residual interests in REMICs, to the extent provided in Code section 856(c)(5)(E)); and

            income (i) derived from the temporary investment of new capital attributable either (A) to the issuance of stock of the Company or (B) to a public offering of debt obligations of the Company with maturity dates of at least five years and (ii) received or accrued during the one-year period beginning on the date on which the Company received such new capital.

            During each taxable year of the Relevant Period, the ratio of (i) the average of the fair market value of the personal property contained in each Hotel at the beginning and at the end of each year to (ii) the average of the aggregate fair market values of both the real property and personal property comprising such Hotel at the beginning and at the end of such year (the "FMV Ratio") did not exceed 15%, other than with respect to certain Hotels identified by the Company. In no taxable year of the Relevant Period in which the FMV Ratio for one or more Hotels exceeded 15% did the resulting income that was not qualifying income for purposes of the 75% and 95% gross income tests, plus any other such non-qualifying income of the Company, exceed 5% of the Company's total gross income.

            During the Relevant Period, the Company did not receive or accrue, directly or indirectly, any rent, interest, contingency fees, or other amounts that were determined in whole or in part with reference to the income or profits derived by any person (excluding amounts received as (i) rents from the Leases that were (A) based solely on a percentage or percentages of receipts or sales and the percentage or percentages were fixed at the time the Leases were entered into, were not renegotiated during the term of the Leases in a manner that had the effect of basing rent on income or profits, and conformed with normal business practices or (B)

                                     A-I-6
attributable to qualified rents from subtenants as provided by Code section 856(d)(6) and (ii) interest that was (A) based solely on a fixed percentage or percentages of receipts or sales or (B) attributable to qualified rents received or accrued by debtors as provided by Code section 856(f)(2)).

            During the Relevant Period, the Company did not receive or accrue, directly or indirectly, any rents from real property from any of the following (a "Related Party Tenant"):

            a corporation of which the Company owned, directly or indirectly (within the meaning of Code section 856(d)(5)), 10% or more of the stock, by voting power or number of shares; or

            a noncorporate entity in which the Company owned, directly or indirectly (within the meaning of Code section 856(d)(5)), an interest of 10% or more of the assets or net profits.

            The phrase "Related Party Tenant" does not include the TRS Lessee or any other TRS of the Company as long as such TRS satisfies the requirements set forth in paragraphs 32 through 36 below. In addition, one of the Company's Lessees, State College BBQ/Concord Joint Venture, is owned 50% by the TRS Lessee and 50% by an unrelated entity. Although the Company indirectly owns 50% of that Lessee, you have advised us that such arrangement will not cause our rents from that Lessee to fail to qualify as rents from real property for purposes of the gross income tests described in paragraphs 9 and 10 above.

            During the Relevant Period, the Company did not own, directly or indirectly (within the meaning of Code section 856(d)(5)), 10% or more of the voting power or total number of shares (or of the assets or net profits) of any Lessee that had not made an election to be treated as a TRS.

            The Company understands that, for purposes of the representations in paragraphs 9, 10, 12, and 13, (i) all items of income, deduction, and credit of any corporation (other than a TRS) with respect to which the Company owns 100% of the stock (a "Qualified REIT Subsidiary") directly or through one or more Qualified REIT Subsidiaries or Disregarded Entities (as defined below) and any other non-TRS limited liability company or other non-corporate entity wholly-owned by the Company directly or through one or more Qualified REIT Subsidiaries or non-TRS limited liability companies or other non-corporate entities wholly-owned by a single owner and disregarded as an entity separate from such owner for federal income tax purposes (a "Disregarded Entity") are treated as items of income, deduction, and credit of the Company, and (ii) the Company's proportionate share (based on its capital interest) of the income of the Partnerships is treated as income of the Company.

            During the Relevant Period, the Leases provided that rent was equal to the greater of a fixed amount or a percentage amount that was calculated by multiplying specified percentages by the gross room, food, or beverage revenues for each of the Hotels in excess of certain levels (the "Percentage Rent"). During the Relevant Period, the percentages used to compute the Percentage Rent
(i) were not renegotiated during the term of the related Lease in a

                                     A-I-7
manner that had the effect of basing the Percentage Rent on the income or profits of any person and (ii) conformed with normal business practice.

            At the close of each calendar quarter of the Relevant Period, (i) at least 75% of the value of the Company's total assets was represented by real estate assets (including interests in mortgages on real property and interests in REMICs, to the extent provided in Code section 856(c)(5)(E)), cash and cash items (including receivables), and government securities (the "75% Basket") and
(ii) with respect to the Company's securities not included in the 75% Basket,
(A) not more than 5% of the value of Company's total assets consisted of the securities of any one issuer (excluding any Qualified REIT Subsidiary, any Disregarded Entity and any TRS), (B) not more than 20% of the value of the Company's total assets was represented by securities of one or more TRSs, and
(C) the Company did not hold securities possessing either more than 10% of the total voting power or more than 10% of the total value of the outstanding securities of any issuer (excluding any Qualified REIT Subsidiary, any Disregarded Entity and any TRS). For purposes of the 10% value test, "securities" does not include any of the following:

            a) "straight debt" securities (i.e., a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the interest rate (and interest payment dates) are not contingent on profits, the borrower's discretion or similar factors (except as provided in Code section 856(m)(2)(B)) and (ii) the debt is not convertible, directly or indirectly, into stock, provided that "straight debt" securities do not include any securities issued by a corporation or partnership if the Company and any of its controlled TRSs (i.e., TRSs in which the Company owned, directly or indirectly, more than 50% of the total voting power or the total value of the stock) hold securities including, for this purpose any equity securities of a partnership, of such corporation or partnership other than securities described in clauses (a) through (f) of this paragraph 17 that have an aggregate value of more than 1% of the corporation's or partnership's outstanding securities);

            b) any loan to an individual or an estate;

            c) any imputed debt obligation under a rental agreement, other than a rental agreement with a Related Party Tenant, for the use of tangible property under which (i) there was at least one amount allocable to the use of property during a calendar year which was to be paid after the close of the calendar year following the calendar year in which such use occurred or there were increases in the amount to paid as rent under the agreement and (ii) the aggregate amount of the consideration for the use of the property exceeded $250,000;

            d) any obligation to pay rents from real property (as described in paragraphs 8(c) and 9(a) hereof);

            e) any security issued by a state or any political subdivision thereof, the District of Columbia, a foreign government or any political subdivision thereof, or the Commonwealth of Puerto Rico, but only if the determination of any payment thereunder does not depend in whole or in part on the profits of any entity not described in this clause (e) or payments on any obligation issued by an entity not described in this clause (e);

                                     A-I-8

            f) any security issued by a REIT;

            g) any debt instrument issued by a partnership and not described in clauses (a) through (f) of this sentence to the extent of the Company's interest as a partner in the partnership; and

            h) any debt instrument issued by a partnership and not described in clauses (a) through (f) of this sentence if at least 75% of the partnership's gross income (excluding Prohibited Income) is derived from sources described in paragraph 9).

            The Company understands that, for purposes of this representation,
(i) all assets and liabilities of any Qualified REIT Subsidiary and any Disregarded Entity are treated as assets and liabilities of the Company, (ii) the term "securities" does not include the Company's equity interests in the Partnerships or Disregarded Entities except as provided for in subclause (a) above, (iii) the Company's proportionate share (based on its capital interest) of the assets of the Partnerships is treated as assets of the Company, and (iv) the term "value" means (A) fair value as determined in good faith by the Board of Directors of the Company or (B) in the case of securities for which market quotations are readily available, the market value of such securities.

            During the Relevant Period, the Company maintained sufficient records as to its investments to be able to show that it complied with the asset diversification requirements described in the preceding paragraph.

            For each taxable year of the Relevant Period, the deduction for dividends paid by the Company (as defined in Code section 561, but without regard to capital gain dividends, as defined in Code section 857(b)(3)(C)) equaled or exceeded (i) the sum of (A) 90% of the Company's real estate investment trust taxable income (as defined in Code section 857(b)(2), but without regard to the deduction for dividends paid and excluding any net capital gain) and (B) 90% of the excess of its net income from Foreclosure Property over the tax imposed on such income by Code section 857(b)(4)(A), minus (ii) any excess noncash income (as defined in Code section 857(e)).

            The dividends paid by the Company during the Relevant Period were made pro rata, with no preference to any share as compared with other shares of the same class and with no preference to one class of stock as compared with another class except to the extent that the former class of stock is entitled to such preference, determined without regard to waivers of rights by shareholders.

            During the Relevant Period, the Company and the Partnerships at all times held the Hotels (and all other assets of the Company and the Partnerships) for investment purposes and not as (i) stock in trade or other property of a kind which would be includible in inventory if on hand at the close of the taxable year or (ii) property held primarily for sale to customers in the ordinary course of the trade or business of the Company or a Partnership.

            Within 30 days after the end of each taxable year of the Relevant Period, the Company demanded written statements from its shareholders that, at any time during the last six

                                     A-I-9
months of such taxable year, owned 5% or more of its stock (or, (i) if the Company had fewer than 2,000 but more than 200 shareholders of record of its stock on any dividend record date during a taxable year, 1% or more of its stock, or (ii) if the Company had 200 or fewer shareholders of record of its stock on any dividend record date during a taxable year, 0.5% or more of its stock) setting forth the following information:

            the actual owners of the Company's stock (i.e., the persons who are required to include in gross income on their returns the dividends received on the stock); and

            the maximum number of shares of the Company's stock (including the number and face value of securities convertible into stock of the Company) that were considered owned, directly or indirectly (within the meaning of Code section 544, as modified by Code section 856(h)(1)(B)), by each of the actual owners of the Company's stock at any time during the last half of such taxable year.

            During the Relevant Period, the Company maintained the written statements described in the preceding paragraph at its offices in Memphis, Tennessee, and the statements were available for inspection by the Internal Revenue Service.

            During the Relevant Period, the Company used the calendar year as its taxable year.

            During the Relevant Period, each Partnership operated in accordance with the governing law of the state in which it was formed and the most recent amendment and restatement of the partnership agreement pursuant to which it was formed (each, a "Partnership Agreement").

            During the Relevant Period, no interests in any Partnership were traded on (i) any national securities exchange which is either registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or exempted from registration because of the limited volume of transactions, (ii) any foreign securities exchange that, under the law of the jurisdiction in which it is organized, satisfies regulatory requirements that are analogous to the regulatory requirements imposed by the 1934 Act, (iii) any regional or local exchange, or (iv) any over-the-counter market characterized by an interdealer quotation system which regularly disseminates quotations of obligations by identified brokers or dealers, by electronic means, or otherwise.

            During the Relevant Period, the transactions in which the partners of the Partnerships (the "Partners") acquired interests in the Partnerships were not registered under the Securities Act of 1933, as amended.

            During the Relevant Period, no Partnership had more than 100 Partners (taking into account as a Partner each person who indirectly owned an interest in a Partnership through a partnership, grantor trust, or S corporation (a "flow-through entity") only if (i) substantially all of the value of the person's ownership interest in the flow-through entity was attributable to the flow-through entity's interest in the Partnership and (ii) a principal purpose of the use of the flow-through entity was to enable the Partnership to satisfy the 100-partner limitation).

                                     A-I-10

            During the Relevant Period, each Partnership Agreement remained in substantially the same form as it was upon the most recent amendment and restatement thereof, and was not amended in any material respect (except upon the substitution of partners in accordance with the terms of the Partnership Agreement).

            During the Relevant Period, no Partnership elected to be treated as an association taxable as a corporation for federal income tax purposes under Treasury regulations section 301.7701-3.

            During the Relevant Period, a majority of the Company's Board of Directors at all times consisted of independent directors.

            During the Relevant Period, neither TRS Lessee nor any other TRS of the Company directly or indirectly operated or managed any lodging facility (as defined in Code section 856(d)(9)(D)(ii)) or health care facility (as defined in Code section 856(e)(6)(D)(ii)) or directly or indirectly provided to any other person (under a franchise, license, or otherwise) rights to any brand name under which any lodging facility or health care facility was operated.

            During the Relevant Period, all of the Hotels leased to the TRS Lessee constituted "qualified lodging facilities." A qualified lodging facility is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis. Further, no wagering activities may be conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A qualified lodging facility includes amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.

            During the Relevant Period, the TRS Lessee engaged one or more third-party hotel operators ("TRS Managers") to operate and manage all the Hotels leased by the TRS Lessee. During the Relevant Period, the TRS Managers included Crossroads, Promus, Crestline, Caldwell, Wayne, Oradell, Waterford, Wright, Innkeepers, McKibbon, Gateway, and Hospitality.

            During the Relevant Period, each TRS Manager satisfied the requirements set forth in paragraph 3 above. For purposes of this paragraph, all references to the Company and the Partnerships shall be deemed to include the TRS Lessee. In addition, at the time during the Relevant Period when the TRS Lessee entered into a management agreement with each TRS Manager, such TRS Manager (or a related person within the meaning of Code section 856(d)(9)(F)) was actively engaged in the trade or business of operating qualified lodging facilities (within the meaning of paragraph 33 above) for one or more persons unrelated to the Company and the TRS Lessee.

            During the Relevant Period, the terms of the leases between the Company and the TRS Lessee were arm's length and were consistent with the terms of comparable leases in the

                                     A-I-11
hotel industry. In addition, all dealings between the Company, on the one hand, and its TRSs, on the other hand, were at arm's length.

            During the Relevant Period, the Company did not own, directly or indirectly, equity interests in any entity other than its Qualified REIT Subsidiaries, the Disregarded Entities, the Partnerships, and the TRS Lessee.

            During the Relevant Period, beneficial ownership of the Company was held by 100 or more persons for at least 335 days of each taxable year.

            At no time during the last half of each taxable year in the Relevant Period was more than 50% in value of the Company's outstanding stock owned, directly or indirectly (within the meaning of Code section 544, as modified by Code section 856(h)(1)(B)), by five or fewer individuals. For that purpose, a supplemental unemployment compensation benefits plan (as described in Code section 501(c)(17)), a private foundation (as described in Code section 509(a)), or a portion of a trust permanently set aside or to be used exclusively for charitable purposes (as described in Code section 642(c)) is considered an individual. However, stock held by a trust described in Code section 401(a) and exempt from tax under Code section 501(a) (a "Qualified Trust") generally is treated as held directly by the Qualified Trust's beneficiaries in proportion to their actuarial interests in the Qualified Trust.

            During its 2005 taxable year and future taxable years, the Company and the Partnerships have operated, and will continue to operate, in such a manner to continue to satisfy the representations described in paragraphs 1 through 39 above as though (i) the term "Relevant Period" included such years;
(ii) the term "Hotels" included all of the hotels in which the Company currently owns a direct or indirect interest and any other hotel in which the Company acquires an interest, directly or indirectly; (iii) the term "Leases" included the operating leases with respect to the Hotels; (iv) the term "Company" included any Qualified REIT Subsidiary and any Disregarded Entity; (v) the term "Partnership" included any other partnership, limited liability company, or joint venture treated as a partnership for federal income tax purposes in which the Company acquires, directly or indirectly, an ownership interest; (vi) the term "Partnership Agreement" included any other amendments or restatements of the partnership agreements of the Partnerships; (vii) the term "Lessee" included any other lessee of the Hotels that does not make a TRS election; (viii) the term "TRS Lessee" included any other entity for which a TRS election is made and to which the Company leases Hotels, (ix) the term "TRS Manager" included any other entity engaged by a TRS Lessee to operate or manage the Hotels leased by the TRS Lessee, (x) income from any transaction, including gain from the sale or disposition of such a transaction, entered into in the normal course of the Company's trade or business to manage interest rate risk or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by the Company to acquire or carry real estate assets, if the transaction is clearly identified as a hedging transaction before the close of the day on which it was acquired, originated, or entered into and otherwise satisfies the requirements of Code section 1221(a)(7), did not constitute gross income for the purposes of paragraph 9, (xiv) the Company's proportionate share of the assets of a Partnership for purposes of the 10% value test described in paragraph 17 was based on the Company's proportionate interest in any equity or debt securities issued by the Partnership

                                     A-I-12

(excluding securities described in clauses (a) through (f) of paragraph 17), and
(xv) in the case of a debt instrument, the term "value" for purposes of the 10% value test means the "adjusted issue price" (as defined in Code section 1272(a)(4)) of such debt instrument.

            The Company and Equity Inns TRS Holdings, Inc. jointly made a TRS election on IRS Form 8875 for Equity Inns TRS Holdings, Inc. that was effective January 1, 2001. Such election, as amended, listed ENN Leasing Company, Inc., ENN TRS, Inc., and ENN KS, Inc. as greater than 35%-owned subsidiaries eligible for automatic TRS status pursuant to Code section 856(l)(2).

            The Leases that were acquired by the TRS Lessee from former non-TRS Lessees of the hotels were originally negotiated at arm's length and the acquisition of such Leases by the TRS Lessee was also negotiated at arm's-length.

            The Company was not created by or pursuant to an act of a state legislature for the purpose of promoting, maintaining, or assisting the economy within the state by making loans that generally would not be made by banks.

            The Company has not intentionally terminated or revoked, and will not intentionally terminate or revoke, its REIT election.

            The Company has used, and will use, its best efforts to enforce the restrictions on ownership of the Company's stock that are contained in its Charter, as amended and restated.

                                     A-I-13

            The Company understands that you will rely on the truth and accuracy of the foregoing statements in rendering the Tax Opinion. This letter is being furnished to you solely for your benefit and for use in rendering the Tax Opinion and is not to be used, circulated, quoted, or otherwise referred to for any other purpose (other than in the Tax Opinion) without the express written consent of the Company.

                                              Very truly yours,

                                              EQUITY INNS, INC.,
                                              a Tennessee corporation

                                              By:_______________________________
                                              Name:_____________________________
                                              Its:______________________________

                                     A-I-14

      Pursuant to Section 3(c)(ii) of the Purchase Agreement, Mitch Collins, Chief Financial Officer of the Company, shall deliver an Officer's Certificate to the effect that:

                  (i) except as set forth on Schedule 4(q) of the Purchase Agreement, all outstanding membership interests of the Significant Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and owned of record and beneficially, directly or indirectly, by the Parent REIT, and the issuance of the Preferred Securities and the Common Securities is not subject to any contractual preemptive rights known to such officer;

                  (ii) no consent, approval, authorization or order of any court or Governmental Entity is required for the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, the purchase by the Trust of the Junior Subordinated Notes, the execution and delivery of and compliance with the Operative Documents by the Company or the Trust or the consummation of the transactions contemplated in the Operative Documents, except such approvals (specified in such opinion) as have been obtained;

                  (iii) to the knowledge of such officer, there is no action, suit or proceeding at law or in equity before or by any government, governmental official, commission, board, other administrative agency, authority or body, governmental instrumentality, arbitrator or court, domestic or foreign, now pending or threatened against or affecting the Trust, the Company or the Parent REIT or any Significant Subsidiary or any of their properties or assets that could adversely affect the consummation of the transactions contemplated by the Operative Documents or the issuance and sale of the Securities as contemplated therein or could have a Material Adverse Effect.

                  (iv) The execution, delivery and performance of the Operative Documents, as applicable, by the Parent REIT, the Company and the Trust and the consummation by the Parent REIT, the Company and the Trust of the transactions contemplated by the Operative Documents, as applicable, will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge and encumbrance upon any assets or properties of the Company or any Significant Subsidiary under any existing applicable law, rule or administrative regulation, except that I express no opinion with respect to the securities laws of the State of Delaware of any court or governmental agency or authority having jurisdiction over the Company or any Significant Subsidiary of the Company or any of their respective assets or properties, except where any such violation, conflict, breach, default, lien, charge or encumbrance, would not have a Material Adverse Effect.

                  (v) none the Parent REIT, the Trust or any Significant Subsidiary is in breach or violation of, or default under, with or without notice or lapse of time or both, its articles of incorporation or charter, by-laws or other governing documents (including without limitation, the Trust Agreement.

                                     A-I-15

                  (vi) None of the Parent REIT, the Trust or any Significant Subsidiary of the Parent REIT is in breach or violation of, or default under, with or without notice or lapse of time or both, the Charter, the Bylaws, the Partnership Agreement, the Trust Agreement or other governing documents, as applicable.

                  (vii) The Material Contracts as set forth in the 1934 Act Reports constitute all of the material contracts of the Company or the Parent REIT as of the date hereof.

                                     A-I-16

                                                                         ANNEX B

            Pursuant to Section 3(d) of the Purchase Agreement, Mayer, Brown, Rowe & Maw LLP, special tax counsel for the Purchaser, shall deliver an opinion to the effect that:

                  (i) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association or a publicly traded partnership taxable as a corporation; and

                  (ii) for United States federal income tax purposes, the Junior Subordinated Notes will constitute indebtedness of the Company.

      In rendering such opinions, such counsel may (A) state that its opinion is limited to the federal laws of the United States and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                                                                         ANNEX C

            Pursuant to Section 3(e) of the Purchase Agreement, Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, shall deliver an opinion to the effect that:

            (i) the Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made;

            (ii) under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority (A) to own property and conduct its business, all as described in the Trust Agreement, (B) to execute and deliver, and to perform its obligations under, each of the Purchase Agreement, the Common Securities Subscription Agreement, the Junior Subordinated Note Purchase Agreement and the Preferred Securities and the Common Securities and (C) to purchase and hold the Junior Subordinated Notes;

            (iii) under the Delaware Statutory Trust Act, the certificate attached to the Trust Agreement as Exhibit C is an appropriate form of certificate to evidence ownership of the Preferred Securities; the Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered against payment of the consideration as set forth in the Purchase Agreement, the Preferred Securities will be validly issued and (subject to the qualifications set forth in this paragraph) fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities will be entitled to the benefits of the Trust Agreement and, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and such counsel may note that the holders of the Preferred Securities may be obligated, pursuant to the Trust Agreement, to (A) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities certificates and the issuance of replacement Preferred Securities certificates and (B) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Trust Agreement;

            (iv) the Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as described in the Trust Agreement and the Common Securities Subscription Agreement, will be validly issued and fully paid and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement;

            (v) under the Delaware Statutory Trust Act and the Trust Agreement, the issuance of the Preferred Securities and the Common Securities is not subject to preemptive or other similar rights;

            (vi) under the Delaware Statutory Trust Act and the Trust Agreement, the execution and delivery by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust;

            (vii) the Trust Agreement constitutes a legal, valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms subject, as to enforcement, to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

            (viii) the issuance and sale by the Trust of the Preferred Securities and the Common Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, the consummation by the Trust of the transactions contemplated by the Purchase Agreement and compliance by the Trust with its obligations thereunder do not violate (i) any of the provisions of the Certificate of Trust or the Amended and Restated Trust Agreement or (ii) any applicable Delaware law, rule or regulation;

            (ix) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware Governmental Entity or Delaware agency is necessary or required solely in connection with the issuance and sale by the Trust of the Common Securities or the Preferred Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, the consummation by the Trust of the transactions contemplated by the Purchase Agreement and compliance by the Trust with its obligations thereunder; and

            (x) the holders of the Preferred Securities (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust and the Trust will not be liable for any income tax imposed by the State of Delaware.

      In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and (C) take customary assumptions and exceptions as to enforceability and other matters.

                                                                         ANNEX D

      Pursuant to Section 3(f) of the Purchase Agreement, Gardere Wynne Sewell LLP, special counsel for the Property Trustee and the Indenture Trustee, shall deliver an opinion to the effect that:

            (i) JPMorgan Chase Bank, National Association (the "Bank") is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under the Indenture and to authenticate and deliver the Securities, and is duly eligible and qualified to act as Trustee under the Indenture pursuant to Section 6.1 thereof and as Property Trustee under the Trust Agreement pursuant to Section 8.2 thereof. (The Indenture and the Trust Agreement are each, an "Agreement" and together, the "Agreements").

            (ii) Each Agreement has been duly authorized, executed and delivered by the Bank and constitutes the valid and binding obligation of the Bank, enforceable against it in accordance with its terms except (A) as may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general equitable principles, regardless of whether considered in a proceeding in equity or at law and (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (iii) Neither the execution or delivery by the Bank of the Agreements, the authentication and delivery of the Preferred Securities (as defined in the Trust Agreement) and junior subordinated notes (issued under the Indenture, and together with the Preferred Securities, the "Securities") by the Trustee pursuant to the terms of the Agreements, nor the performance by the Bank of its obligations under the Agreements (A) requires the consent or approval of, the giving of notice to or the registration or filing with, any governmental authority or agency under any existing law of the United States of America governing the banking or trust powers of the Bank or (B) violates or conflicts with the Articles of Association or By-laws of the Bank or any law or regulation of the State of New York or the United States of America governing the banking or trust powers of the Bank.

            (iv) The Securities have been authenticated and delivered by a duly authorized officer of the Bank.

            In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of New York and the laws of the United States of America, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of JPMorgan Chase Bank, National Association, the Company and public officials, and (C) make customary assumptions and exceptions as to enforceability and other matters.

                                                                         ANNEX E

            Pursuant to Section 3(g) of the Purchase Agreement, Richards, Layton & Finger, P.A., counsel for the Delaware Trustee, shall deliver an opinion to the effect that:

                  (i) Chase Bank USA, National Association is duly formed and validly existing as a national banking association under the federal laws of the United States of America with trust powers and with its principal place of business in the State of Delaware;

                  (ii) Chase Bank USA, National Association has the corporate power and authority to execute, deliver and perform its obligations under, and has taken all necessary corporate action to authorize the execution, delivery and performance of, the Trust Agreement and to consummate the transactions contemplated thereby;

                  (iii) The Trust Agreement has been duly authorized, executed and delivered by Chase Bank USA, National Association and constitutes a legal, valid and binding obligation of Chase Bank USA, National Association, and is enforceable against Chase Bank USA, National Association, in accordance with its terms subject as to enforcement, to the effect upon the Trust Agreement of (i) applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or transfer and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

                  (iv) The execution, delivery and performance by Chase Bank USA, National Association of the Trust Agreement do not conflict with or result in a violation of (A) articles of association or by-laws of Chase Bank USA, National Association or (B) any law or regulation of the State of Delaware or the United States of America governing the trust powers of Chase Bank USA, National Association or, to our knowledge, without independent investigation, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which Chase Bank USA, National Association is a party or by which it is bound or, to our knowledge, without independent investigation, of any judgment or order applicable to Chase Bank USA, National Association; and

                  (v) No approval, authorization or other action by, or filing with, any Governmental Entity of the State of Delaware or the United States of America governing the trust powers of Chase Bank USA, National Association is required in connection with the execution and delivery by Chase Bank USA, National Association of the Trust Agreement or the performance by Chase Bank USA,

            National Association of its obligations thereunder, except for the filing of the Certificate of Trust with the Secretary of State of the State of Delaware, which Certificate of Trust has been filed with the Secretary of State of the State of Delaware.

      In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware and the federal laws of the United States governing the trust powers of Chase Bank USA, National Association, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and (C) take customary assumptions and exceptions.

                                                                         ANNEX F

                         OFFICER'S FINANCIAL CERTIFICATE

      The undersigned, the [Chairman/Vice Chairman/Chief Executive Officer/President/ Vice President/Chief Financial Officer/Treasurer/Assistant Treasurer], hereby certifies, pursuant to Section 6(h) of the Purchase Agreement, dated as of June 17, 2005, among Equity Inns, Inc. (the "Company"), Equity Inns Partnership, L.P., Equity Inns Statutory Trust I (the "Trust") and Merrill Lynch International, that, as of [date], [20__], the Parent REIT and its consolidated subsidiaries had the following ratios and balances:

As of [Quarterly/Annual Financial Date], 20__

Senior secured indebtedness for borrowed money ("Debt")                  $_____

Senior unsecured Debt                                                    $_____

Subordinated Debt                                                        $_____

Total Debt                                                               $_____

Ratio of (x) senior secured and unsecured Debt to (y) total Debt          _____%

[FOR FISCAL YEAR END: Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Parent REIT and its consolidated subsidiaries for the three years ended [date], 20__ and all required Statutory Financial Statements (as defined in the Purchase Agreement) for the year ended [date], 20__]

[FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated and consolidating financial statements (including the balance sheet and income statement) of the Parent REIT and its consolidated subsidiaries and all required Statutory Financial Statements (as defined in the Purchase Agreement) for the year ended [date], 20__] for the fiscal quarter ended [date], 20__.]

The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles ("GAAP"), the financial position of the Parent REIT and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [___ quarter interim] [annual] period ended [date], 20__, and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).

      IN WITNESS WHEREOF, the undersigned has executed this Officer's Financial Certificate as of this _____ day of _____________, 20__.

                                                                         ANNEX F

                                              EQUITY INNS, INC.

                                              By:_______________________________
                                              Name:_____________________________

                                              Equity Inns, Inc.
                                              7700 Wolf River Blvd.
                                              Germantown, TN 38138
                                              (901) 754-7774

                                      F-2